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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------

                            The Coastal Corporation
                          ----------------------------
                          (Exact name of registrant as
                           specified in its charter)

                                    Delaware
                          ----------------------------
                           (State of incorporation or
                          organization of registrant)

                                   74-1734212
                          ----------------------------
                      (I.R.S. Employer Identification No.)


                                 Coastal Tower
                              Nine Greenway Plaza
                                 Houston, Texas
          -----------------------------------------------------------
          (Address of principal executive offices of each registrant)

                                   77046-0995
                              -------------------
                                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

           Income PRIDES                       New York Stock Exchange
               unit

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-81095, 333-81095-01 and 333-81095-02 (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.           Description of Registrant's Securities to be Registered.

         The description of the Registrant's INCOME PRIDES units (the "INCOME PRIDES") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the FELINE PRIDES" in the Registration Statement on Form S-3 of The Coastal Corporation, Coastal Finance II and Coastal Finance III (Registration Nos. 333-81095, 333-81095-01 and 333-81095-02) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the FELINE PRIDES shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits.

         1. Registration Statement on Form S-3 (Registration Nos. 333-81095, 333-81095-01 and 333-81095-02) filed with the Securities and Exchange Commission on June 18, 1999 by The Coastal Corporation, Coastal Finance II and Coastal Finance III, as amended (the "Registration Statement"), is incorporated herein by reference.

         2. Indenture for the Senior Debt Securities to be used in connection with the issuance of the Debentures (incorporated by reference to exhibit 4.1 to the Registration Statement).

         3. Form of Supplemental Indenture to be used in connection with the issuance of the Debentures (incorporated herein by reference to exhibit 4.23 to the Coastal Corporation's current report on Form 8-K filed with the Securities and Exchange Commission on July 22, 1999).

         4. Form of Debenture (incorporated herein by reference to exhibit 4.24 to the Coastal Corporation's current report on Form 8-K filed with the Securities and Exchange Commission on July 22, 1999).

         5. Form of Purchase Contract Agreement between The Coastal Corporation and The Bank of New York, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.21 to The Coastal Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 1999).

         6. Form of Pledge Agreement among The Coastal Corporation and The Chase Manhattan Bank, as Collateral Agent, and The Bank of New York, as Unit Agent (incorporated herein by reference to Exhibit 4.22 to The Coastal Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 1999).

         7. Form of Income PRIDES Certificate (incorporated herein by reference to Exhibit 4.21(a) to The Coastal Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22,
         1999).

         8. Form of Growth PRIDES Certificate (incorporated by reference to
         Exhibit 4.21(b) to The Coastal Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22,
         1999).

         9. Form of Remarketing Agreement among The Coastal Corporation, The Bank of New York, as purchase Contract Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Remarketing Agent (incorporated by reference to Exhibit 4.25 to The Coastal Corporations Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 1999).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE COASTAL CORPORATION

Dated:  July 22, 1999                  By:   /s/ AUSTIN M. O'TOOLE
                                          ---------------------------

                                          Name:  Austin M. O'Toole
                                          Title: Senior Vice President
                                                 and Secretary